UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AVISTA CORPORATION

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Media:	Avista 24/7 Media Line (509) 495-4174
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Avista Foundation receives $1 million pledge to support employee engagement

The Scott and Liz Morris Employee Engagement Fund will be established at the Avista Foundation. The Morrises also pledge an additional $2 million in community support and will form a private foundation to direct future charitable contributions.

SPOKANE, Wash. Sept. 6, 2017: The Scott and Liz Morris Employee Engagement Fund is being established through a $1million pledge by the couple to the Avista Foundation to recognize and encourage Avista employee contributions to communities in which they live and work. The pledge will be fulfilled upon the successful completion of Avista’s merger with Hydro One.

The Morrises also pledged an additional $2 million in support of community initiatives. They will create a private foundation to direct those dollars to community organizations that are important to them and have made a meaningful difference in their lives. The $2 million pledge will also be fulfilled upon the successful completion of Avista’s merger with Hydro One.

Scott Morris, a 36-year Avista employee, serves as the company’s board chairman, president and CEO. He and Liz have been involved in nearly every aspect of community life, which has included career stops for Scott in Lewiston, Idaho, and Medford, Oregon, as well as Spokane.

In announcing the pledge for the endowed Avista Foundation fund, the Morrises said, “This is a way for us to thank Avista employees and support them for all they do for our communities. Throughout the company’s 128-year history, Avista employees have been engaged in all aspects of community life. They have always been there, from coaching and supporting youth sports to serving in local government, volunteering with non-profits and at schools, to rallying around a community need.”

In 2016, employees volunteered nearly 48,000 hours to their communities, Scott Morris noted.

“Liz and I are humbled to be able to support and encourage employees as they continue the legacy of working together to make our communities better for all of us,” Morris added.

The Scott and Liz Morris Employee Engagement Fund will be the first individual endowment received by the Avista Foundation, which was established in 2002 with the objective of making a difference in our communities in a positive and sustainable way. Since its founding, the Avista Foundation has made grants totaling more than $5 million.

Scott Morris was instrumental in the formation of the Avista Foundation 15 years ago. He was also the impetus behind a $6.5 million infusion into the Foundation in 2014, which was a portion of the proceeds from a California energy markets settlement agreement. Further, as part of the Avista-Hydro One merger, Morris negotiated an agreement under which Hydro One will contribute $7 million to the Avista Foundation when the transaction closes, and Hydro One will make a $2 million annual contribution to the Avista Foundation thereafter. The Avista-Hydro One merger is expected to close in the second half of 2018.

“The $1 million personal contribution to our Foundation is an incredible investment by Scott and Liz in our employees and in the communities they serve across the five states in our service area,” said Patrick Lynch, president of the Avista Foundation. “Their $3 million total investment is a visible and lasting extension of the generosity that Scott and Liz have long demonstrated and will serve as a fitting legacy to their commitment to the well-being of our communities.”

The Avista Foundation focuses its giving in the areas of:

•	education – K-12 education particularly in the fields of science, math and technology; and higher education including scholarships,

•	vulnerable and limited income populations – providing assistance to those on limited incomes and support for initiatives to reduce poverty, and

•	economic and cultural vitality – supporting projects that help communities and citizens to grow and prosper.

Information on the Avista Foundation is available at avistafoundation.com. The Avista Foundation is a separate, non-profit organization established by Avista Corp. The foundation does not receive funding from Avista Utilities or AEL&P customers through rates.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed merger transaction. Avista Corporation (“Avista”) intends to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the proposed merger transaction and this communication is not a substitute for the proxy statement or any other document that Avista may send to its shareholders in connection with the proposed merger transaction. THE INVESTORS AND SECURITY HOLDERS OF AVISTA ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION about Avista, Hydro One Limited (“Hydro One”) and the proposed merger transaction. Investors and security holders will be able to obtain these materials (when they are available) and other documents filed with the SEC free of charge at the SEC’s website, www.sec.gov. In addition, a copy of Avista’s proxy statement (when it becomes available) may be obtained free of charge upon request by contacting Avista Corporation, Marian Durkin, Corporate Secretary, 1411 East Mission Avenue, Spokane, Washington 99202. Avista’s filings with the SEC are also available on Avista’s website at: http:// investor.avistacorp.com. Investors and security holders may also read and copy any reports, statements and other information filed by Avista with the SEC, at the SEC public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room.

Participants in the Solicitation of Proxies

This communication is not a solicitation of proxies in connection with the proposed merger transaction. However, Avista, Hydro One and certain of their respective directors, executive officers and other persons may be deemed under SEC rules to be participants in the solicitation of Avista shareholder proxies in respect of the proposed merger transaction. Information about Hydro One directors and executive officers is available in Hydro One’s management information circular, filed with Canadian securities regulators on March 27, 2017, in connection with its 2017 annual meeting of shareholders and is available on its website at www.HydroOne.com and also under its profile on SEDAR at www.sedar.com. Information regarding Avista’s directors and executive officers is available in Avista’s proxy statement filed with the SEC on March 31, 2017 in connection with its 2017 annual meeting of shareholders, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 filed with the SEC on February 22, 2017, each of which may be obtained from the sources above under “Additional Information and Where to Find It”. Other information regarding persons who may be deemed participants in the proxy solicitation and a description of their direct and indirect interests (which may be different than those of Avista’s investors and security holders), by security holdings or otherwise, will be contained in the proxy statement and other relevant materials filed or to be filed with the SEC when they become available.